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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 3, 1999 relating to the financial statements and financial statement schedules of Overland Data, Inc., which are incorporated by reference in Overland Data Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999.

/s/ PricewaterhouseCoopers LLP



San Diego, California
July 19, 2000